UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2021

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Historic Decatur Road, San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 30, 2021, Nuvve Holding Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). Stockholders representing approximately 58.2% of the shares outstanding and entitled to vote were present in person or by proxy. At the Special Meeting, the stockholders approved the sole matter considered. A description of the matter and a tally of the votes on such matter are set forth below.

Proposal 1. Stockholders considered a proposal to approve, for the purposes of Listing Rule 5635 of The Nasdaq Stock Market LLC, the issuance of up to 11,000,000 shares of the Company’s common stock, in the aggregate (subject to adjustment), pursuant to (i) the warrants issued by the Company on May 17, 2021, and (ii) the Securities Purchase Agreement between the Company and the purchasers identified therein dated May 17, 2021 (the “Transaction Proposal”). The issuance of the Company’s common stock was approved, as follows:

For	Against	Abstain	Broker Non-Votes
13,125,362	65,620	19,516	—

A fuller description of the Transaction Proposal and the matters contemplated thereby is set forth on pages 8 to 14 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 11, 2021, which description is incorporated herein by reference.

Because the foregoing proposal was approved, the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, was not presented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2021	NUVVE HOLDING CORP.

	By:	/s/ Gregory Poilasne
Gregory Poilasne
Chairman and Chief Executive Officer

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